Exhibit 2

Independent Auditor’s Report

The Board of Directors

Japan Bank for International Cooperation

Opinion

We have audited the accompanying consolidated financial statements of Japan Bank for International Cooperation and its consolidated subsidiaries (the Group), which comprise the consolidated balance sheets as of March 31, 2023 and 2022, and the consolidated statements of operations, comprehensive income, changes in net assets, and cash flows for the years then ended, and notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of March 31, 2023 and 2022, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of the audit of the consolidated financial statements as a whole, and in forming the auditor’s opinion thereon, and we do not provide a separate opinion on these matters.

Determination of borrowers’ category as the basis for calculating the allowance for loan losses for loans and bills discounted and application of cash flow estimation approach

Description of Key Audit Matter	Auditor’s Response
As a policy-based financial institution, the Group engages in financing activities to realize its policy objectives, and the nature of the finance to support overseas economic transactions is characterized by a relatively significant portion of long-term loans and loans subject to sovereign or country risk.	Our audit procedures performed to examine the Group’s determination of the borrowers’ category and the estimation of future cash flows of individually-assessed loans and bills discounted used in the cash flow estimation approach included the following, among others:

Therefore, the Group’s non-performing loans and credit-related expenses may increase if the financial conditions of the individual borrowers significantly deteriorate due to political and economic trends in the borrowers’ countries or regions.

As such, the Group calculates an expected loss amount and recognizes it as an allowance for loan losses. The allowance for loan losses included in the consolidated balance sheet as of March 31, 2023 was ¥410,526 million and the method for recognition is described in (d) “Allowance for Loan Losses” in Note 5 “Significant Accounting Policies” in the notes to the consolidated financial statements.

Allowance for loan losses is calculated in accordance with the Group’s internal rules for self-assessment of asset quality and internally established standards. As described in “6. Significant Accounting Estimates” in the notes to the consolidated financial statements, its calculation process includes, but is not limited to the determination of the borrowers’ category based on the evaluation of the borrowers’ solvency in consideration of their repayment status, financial condition, performance, future prospects and other relevant factors, and the estimation of future cash flows of individually-assessed loans and bills discounted under the cash flow estimation approach.

Given that the future prospects for borrowers and other factors used in determining the borrowers’ category and future cash flows of individual claims used under the cash flow estimation approach are affected by changes in the borrowers’ business environment including the impact of COVID-19 and the international situation relating to the ongoing Russian invasion of Ukraine, and whether their business strategy is successful, they require management judgement, and are subject to higher estimation uncertainty.

Accordingly, the future prospects for borrowers and other factors used in determining category of borrowers displaying a deterioration in repayment status, financial position or business performance, as well as the estimate of future cash flows of individually-assessed loans and bills discounted used in the cash flow estimation approach are considered a key audit matter.

- We obtained an understanding, evaluated the design, and tested operating effectiveness of the controls over the Group’s borrower category process. The controls tested included, but were not limited to, those controls over the accuracy of underlying internal credit rating data and schedules used in determining the borrowers’ category as well as controls over the completeness of the scope of self-assessment of asset quality.

- We selected a sample of borrowers by taking into account the degree of increase in credit risk estimated considering the type of business, the repayment status, financial position/degree of deterioration in their business performance and external factors, including the ongoing Russian invasion of Ukraine, to test management’s determination of the category of the sampled borrowers. We also considered the monetary impact of changes in the borrowers’ category on the amount recorded in the allowance for loan losses.

- We evaluated sampled borrowers’ recent repayment status, financial position, and business performance, by inspecting a set of materials related to the Group’s self-assessment of asset quality, such as explanatory materials including a description of the business, borrowing and repayment status, research materials providing an understanding of actual financial position, financial statements, and the trial balance, and by evaluating the impact of COVID-19 and the international situation related to Russia and Ukraine on the future prospects of the borrowers’ business performance and compared them with available external information including, as appropriate, trends in natural resource prices. In addition, we made inquiries to the Finance Group in charge of the loans and the Country Credit Department as necessary to supplement our understanding. Also, we compared internal credit ratings on sovereign loans with external credit ratings.

- We assessed the future cash flows of a sample of individually-assessed loans and bills discounted used in the cash flow estimation approach as well as the inputs used by management, evaluated the model used in the cash flow estimation approach and tested their mathematical accuracy through recalculations.

Other Information

The other information comprises the information included in the Annual Report that contains audited consolidated financial statements but does not include the consolidated financial statements and our auditor’s reports thereon. Management is responsible for preparation and disclosure of the other information. The Corporate Auditor and the Board of Corporate Auditors are responsible for overseeing the Group’s reporting process of the other information.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of Management, the Corporate Auditor and the Board of Corporate Auditors for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern and disclosing, as required by accounting principles generally accepted in Japan, matters related to going concern.

The Corporate Auditor and the Board of Corporate Auditors are responsible for overseeing the Group’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•

Consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances for our risk assessments, while the purpose of the audit of the consolidated financial statements is not expressing an opinion on the effectiveness of the Group’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles generally accepted in Japan.

•

Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with the Corporate Auditor and the Board of Corporate Auditors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Corporate Auditor and the Board of Corporate Auditors with a statement that we have complied with the ethical requirements regarding independence that are relevant to our audit of the consolidated financial statements in Japan, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with the Corporate Auditor and the Board of Corporate Auditors, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Group which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Convenience Translation

The U.S. dollar amounts in the accompanying consolidated financial statements with respect to the year ended March 31, 2023 are presented solely for convenience. Our audit also included the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made on the basis described in Note 1 to the consolidated financial statements.

Ernst & Young ShinNihon LLC
Tokyo, Japan

August 7, 2023

/s/ Hiroshi Nishida
Hiroshi Nishida
Designated Engagement Partner
Certified Public Accountant

/s/ Toshiro Kuwata
Toshiro Kuwata
Designated Engagement Partner
Certified Public Accountant

/s/ Yoshiyuki Hashimoto
Yoshiyuki Hashimoto
Designated Engagement Partner
Certified Public Accountant

CONSOLIDATED BALANCE SHEETS

		As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks		¥1,451,153	¥2,193,775	$16,429
Securities	Note 7	328,053	347,087	2,599
Loans and bills discounted	Note 8	14,759,174	15,587,788	116,736
Other assets	Note 8	602,264	866,306	6,488
Derivative financial instruments		20,270	31,287	234
Cash collateral paid for financial instruments		527,100	651,110	4,876
Other		54,894	183,908	1,378
Property, plant and equipment	Note 10	29,229	30,730	230
Buildings		3,714	3,682	28
Land		24,311	24,311	182
Construction in progress		221	1,869	14
Other		981	866	6
Intangible assets		9,170	8,461	63
Software		9,170	8,461	63
Customers’ liabilities for acceptances and guarantees	Note 8	1,721,217	1,534,258	11,490
Allowance for loan losses		(470,834)	(410,526)	(3,074)

Total assets		¥18,429,429	¥20,157,883	$150,961

Liabilities:
Borrowed money		¥7,554,208	¥8,513,677	$63,759
Bonds payable	Note 9	5,634,984	6,191,755	46,370
Other liabilities		609,336	962,446	7,207
Derivative financial instruments		482,548	719,364	5,387
Cash collateral received for financial instruments		18,610	30,860	231
Other		108,177	212,221	1,589
Provision for bonuses		597	614	4
Provision for directors’ bonuses		9	10	0
Net defined benefit liability		6,056	5,690	43
Provision for directors’ retirement benefits		51	37	0
Acceptances and guarantees		1,721,217	1,534,258	11,490

Total liabilities		¥15,526,462	¥17,208,488	$128,873

Net assets:
Capital stock		¥2,023,800	¥2,108,800	$15,793
Retained earnings		976,953	1,126,210	8,434

Total shareholder’s equity		3,000,753	3,235,010	24,227

Valuation difference on available-for-sale securities		16,084	25,300	189
Deferred gains (losses) on hedges		(116,730)	(323,123)	(2,420)
Foreign currency translation adjustment		2,508	11,923	90

Total accumulated other comprehensive income (loss)		(98,136)	(285,899)	(2,141)

Non-controlling interests		350	283	2

Total net assets		¥2,902,967	¥2,949,394	$22,088

Total liabilities and net assets		¥18,429,429	¥20,157,883	$150,961

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income		¥313,480	¥659,923	$4,942
Interest income		227,973	570,567	4,273
Interest on loans and discounts		173,933	552,609	4,139
Interest and dividends on securities		963	1,613	12
Interest on deposits with banks		1,920	16,332	122
Interest on interest rate swaps		51,128	—	—
Other interest income		27	11	0
Fees and commissions		26,100	22,746	170
Other ordinary income		31,416	44,744	335
Gain on foreign exchange transactions		31,416	38,062	285
Other		—	6,682	50
Other income		27,989	21,865	164
Reversal of allowance for loan losses		—	19,352	145
Recoveries of written-off claims		6,673	—	—
Other	Note 12	21,315	2,512	19
Ordinary expenses		296,089	503,404	3,770
Interest expense		135,363	460,022	3,445
Interest on borrowed money and rediscounts		21,107	186,866	1,399
Interest on bonds		114,152	143,229	1,073
Interest on interest rate swaps		—	127,876	958
Other interest expense		102	2,048	15
Fees and commissions payments		3,492	3,799	28
Other ordinary expenses		1,988	2,111	16
General and administrative expenses		21,713	24,382	183
Other expenses		133,531	13,088	98
Provision of allowance for loan losses		130,992	—	—
Other	Note 13	2,538	13,088	98

Ordinary profit		17,391	156,518	1,172

Extraordinary income		4	13	0
Gain on disposal of noncurrent assets		4	13	0
Extraordinary loss		0	0	0
Loss on disposal of noncurrent assets		0	0	0

Net income before income taxes		17,394	156,532	1,172

Income taxes – current		48	13	0

Total income taxes		48	13	0

Net income		17,345	156,518	1,172

Net income (loss) attributable to non-controlling interests		46	(66)	(1)

Net income attributable to owner of parent		¥17,299	¥156,585	$1,173

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net income		¥17,345	¥156,518	$1,172
Other comprehensive income (loss)	Note 14	(193,007)	(187,762)	(1,406)
Valuation difference on available-for-sale securities		13,996	9,215	69
Deferred gains (losses) on hedges		(211,584)	(206,393)	(1,546)
Foreign currency translation adjustment		1,896	4,656	35
Share of other comprehensive income (loss) of equity method investments		2,684	4,758	36

Comprehensive income (loss)		¥(175,661)	¥(31,243)	$(234)

(Comprehensive income (loss) attributable to)
Owner of parent		(175,708)	(31,177)	(233)
Non-controlling interests		46	(66)	(1)

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

From April 1, 2021 to March 31, 2022

	(In millions of yen)
	Shareholder’s equity

	Capital stock	Retained earnings	Total shareholder’s equity

Balance at April 1, 2021	¥1,963,800	¥981,523	¥2,945,323

Cumulative effects of changes in accounting policies			—
Restated balance	1,963,800	981,523	2,945,323
Changes during period
Issuance of new shares	60,000		60,000
Payment to National Treasury		(21,868)	(21,868)
Net income attributable to owner of parent		17,299	17,299
Net changes of items other than shareholder’s equity

Total changes during period	60,000	(4,569)	55,430

Balance at March 31, 2022	¥2,023,800	¥976,953	¥3,000,753

	(In millions of yen)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains (losses) on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at April 1, 2021	¥2,088	¥95,238	¥(2,072)	¥95,254	¥318	¥3,040,896

Cumulative effects of changes in accounting policies		(384)		(384)		(384)
Restated balance	2,088	94,854	(2,072)	94,870	318	3,040,512
Changes during period
Issuance of new shares						60,000
Payment to National Treasury						(21,868)
Net income attributable to owner of parent						17,299
Net changes of items other than shareholder’s equity	13,996	(211,584)	4,581	(193,007)	32	(192,975)

Total changes during period	13,996	(211,584)	4,581	(193,007)	32	(137,545)

Balance at March 31, 2022	¥16,084	¥(116,730)	¥2,508	¥(98,136)	¥350	¥2,902,967

From April 1, 2022 to March 31, 2023
	(In millions of yen)
	Shareholder’s equity

	Capital stock	Retained earnings	Total shareholder’s equity

Balance at April 1, 2022	¥2,023,800	¥976,953	¥3,000,753

Changes during period
Issuance of new shares	85,000		85,000
Payment to National Treasury		(7,329)	(7,329)
Net income attributable to owner of parent		156,585	156,585
Change in scope of equity method			—
Net changes of items other than shareholder’s equity

Total changes during period	85,000	149,256	234,256

Balance at March 31, 2023	¥2,108,800	¥1,126,210	¥3,235,010

	(In millions of yen)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains (losses) on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at April 1, 2022	¥16,084	¥(116,730)	¥2,508	¥(98,136)	¥350	¥2,902,967

Changes during period
Issuance of new shares						85,000
Payment to National Treasury						(7,329)
Net income attributable to owner of parent						156,585
Change in scope of equity method			111	111		111

Net changes of items other than shareholder’s equity	9,215	(206,393)	9,303	(187,874)	(66)	(187,940)

Total changes during period	9,215	(206,393)	9,415	(187,762)	(66)	46,427

Balance at March 31, 2023	¥25,300	¥(323,123)	¥11,923	¥(285,899)	¥283	¥2,949,394

From April 1, 2022 to March 31, 2023

	(In millions of U.S. dollars)
	Shareholder’s equity

	Capital stock	Retained earnings	Total shareholder’s equity

Balance at April 1, 2022	$15,156	$7,316	$22,472

Changes during period
Issuance of new shares	637		637
Payment to National Treasury		(55)	(55)
Net income attributable to owner of parent		1,173	1,173
Change in scope of equity method
Net changes of items other than shareholder’s equity

Total changes during period	637	1,118	1,755

Balance at March 31, 2023	$15,793	$8,434	$24,227

	(In millions of U.S. dollars)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains (losses) on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at April 1, 2022	$ 120	$(874)	$19	$(735)	$3	$21,740

Changes during period
Issuance of new shares						637
Payment to National Treasury						(55)
Net income attributable to owner of parent						1,173
Change in scope of equity method			1	1		1

Net changes of items other than shareholder’s equity	69	(1,546)	70	(1,407)	(1)	(1,408)

Total changes during period	69	(1,546)	71	(1,406)	(1)	348

Balance at March 31, 2023	$189	$(2,420)	$90	$(2,141)	$2	$22,088

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flows from operating activities
Net income before income taxes		¥17,394	¥156,532	$1,172
Depreciation and amortization		3,067	3,445	26
Losses (profits) of equity method investments		(1,483)	(2,058)	(15)
Increase (decrease) in allowance for loan losses		130,992	(60,308)	(452)
Increase (decrease) in provision for bonuses		11	16	0
Increase (decrease) in provision for directors’ bonuses		(0)	0	0
Increase (decrease) in net defined benefit liability		(281)	(366)	(3)
Increase (decrease) in provision for directors’ retirement benefits		4	(14)	(0)
Interest income		(227,973)	(570,567)	(4,273)
Interest expense		135,363	460,022	3,445
Losses (gains) related to securities		(17,089)	12,902	97
Foreign exchange losses (gains)		(1,442)	(4,567)	(34)
Losses (gains) on disposal of noncurrent assets		(3)	(13)	(0)
Net decrease (increase) in derivative financial instruments (assets)		86,623	(11,017)	(83)
Net increase (decrease) in derivative financial instruments (liabilities)		349,404	236,815	1,773
Net decrease (increase) in loans and bills discounted		(1,202,359)	(828,614)	(6,205)
Net increase (decrease) in borrowed money		902,887	959,468	7,185
Net decrease (increase) in deposits (excluding deposits paid to Bank of Japan)		(270,593)	(264,654)	(1,982)
Net decrease (increase) in cash collateral paid for financial instruments		(420,450)	(124,010)	(929)
Net increase (decrease) in cash collateral received for financial instruments		(109,000)	12,250	92
Increase (decrease) in straight bonds-issuance and redemption		667,555	553,742	4,147
Interest received		223,946	441,625	3,307
Interest paid		(127,193)	(388,716)	(2,911)
Other		(205,444)	(170,482)	(1,276)

Subtotal		(66,064)	411,430	3,081

Income taxes paid		(45)	(49)	(0)

Net cash provided by (used in) operating activities		(66,110)	411,380	3,081

Cash flows from investing activities
Purchase of securities		(43,434)	(28,629)	(214)
Proceeds from sales of securities		26,169	21,785	163
Purchase of property, plant and equipment		(786)	(2,192)	(17)
Proceeds from sales of property, plant and equipment		3	16	0
Purchase of intangible assets		(7,363)	(2,045)	(15)

Net cash provided by (used in) investing activities		(25,412)	(11,064)	(83)

Cash flows from financing activities
Proceeds from issuance of new shares		60,000	85,000	637
Dividends paid to non-controlling interests		(14)	—	—
Payment to National Treasury		(21,868)	(7,329)	(55)

Net cash provided by (used in) financing activities		38,116	77,670	582

Effect of exchange rate change on cash and cash equivalents		—	—	—

Net increase (decrease) in cash and cash equivalents		(53,405)	477,986	3,580

Cash and cash equivalents at beginning of period		781,277	727,871	5,451

Cash and cash equivalents at end of period	Note 16	¥727,871	¥1,205,858	$9,031

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation

The accompanying consolidated financial statements have been prepared from the accounting records maintained by Japan Bank for International Cooperation (“JBIC”) and its subsidiaries (the “JBIC Group”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards (“IFRS”).

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. As a result, the totals in yen do not necessarily agree with the sum of the individual amounts. Items less than 1 million yen are presented as “0” and items whose balance is nil is presented as “-”.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥133.53=$1.00, the foreign exchange rate on March 31, 2023, has been used in translations. The presentation of such amounts is not intended to imply that Japanese yen has been or could be readily converted, realized, or settled in U.S. dollars at the aforementioned rate or any other rates.

2. Scope of consolidation

(a)	Consolidated subsidiaries

The number of consolidated subsidiaries is two.

Company names:	JBIC IG Partners Russia-Japan Investment Fund, L.P.

(b)	Unconsolidated subsidiaries

There are no applicable subsidiaries.

(c)	Other company whose majority of voting rights is owned by JBIC on its own account but which is not determined to be its subsidiary

Company name:	RJIF GP2 Limited

(Reason for determining not to be a subsidiary)

JBIC has determined that RJIF GP2 Limited is not a subsidiary because, while JBIC indirectly owns a majority of voting rights of RJIF Management Limited through JBIC IG Partners, which is its consolidated subsidiary, JBIC needs to obtain agreement from the other JV company for making decisions on significant financial and business policies.

3. Application of the equity method

(a)	Unconsolidated subsidiaries accounted for using the equity method

There are no applicable subsidiaries.

(b)	Affiliates accounted for using the equity method

The number of affiliates accounted for using the equity method is three.

Company names:	IFC Capitalization (Equity) Fund, L.P. IFC Capitalization (Subordinated Debt) Fund, L.P. JB Nordic Fund I SCSp

(Change in scope of equity method)

JB Nordic Fund I SCSp is included in the scope of affiliates accounted for using the equity method from the current fiscal year as its materiality has increased.

(c)	Unconsolidated subsidiaries that are not accounted for using the equity method

There are no applicable subsidiaries.

(d)	Affiliates that are not accounted for using the equity method

Major company names:	Credit Guarantee and Investment Facility
RJIF GP2 Limited

These companies were not included in the scope of the equity method primarily because they do not have significant impacts on the consolidated financial statements in respect of any of the following items: Net income (the amount proportionate to the share of net income of such companies), Retained earnings (the amount proportionate to the share of retained earnings of such companies) and Accumulated other comprehensive income (loss) (the amount proportionate to the share of other comprehensive income (loss) of such companies).

4. Balance sheet dates of consolidated subsidiaries

The financial statements of the consolidated subsidiaries are used in preparing the consolidated financial statements.

The balance sheet dates of the consolidated subsidiaries are as follows:

March 31	2023
December 31	1
March 31	1

Appropriate adjustments are made for significant transactions that occurred during the period between the consolidated closing date and the subsidiary’s balance sheet date above.

5. Significant accounting policies

(a)	Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in affiliates that are not accounted for using the equity method are carried at cost based on the moving average method. Available-for-sale securities are stated at fair value with changes in net unrealized gains or losses included directly in net assets. However, equity and other securities whose market prices are not available are carried at cost based on the moving average method. Securities held by the consolidated foreign subsidiary (including investments in affiliates) are classified as financial assets designated as fair value through profit or loss based on IFRS. These securities are recognized as securities classified as trading in JBIC’s consolidated financial statements and are measured at fair value.

Investments in partnerships for investment and other similar partnerships, which are regarded as securities under Article 2, Paragraph 2 of the Japanese Financial Instruments and Exchange Act (Act No. 25 of 1948), are recognized at an amount equivalent to JBIC’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the reporting date stipulated in the partnership agreement.

(b)	Valuation method for derivative financial instruments

Derivative financial instruments are measured at fair value.

With respect to specific credit risk, fair value is calculated for a group of financial assets and liabilities on a basis of a net amount after offsetting the amounts of the assets and the liabilities in the group.

Financial assets and financial liabilities arising from derivatives transactions that are executed with the same counterparties and are measured at fair value are offset on a counterparty-by-counterparty basis if a valid ISDA Master Netting Agreement is entered into. The resulting amount is recognized in the consolidated balance sheets.

(c)	Depreciation and amortization basis for fixed assets

(i)	Property, plant and equipment

Property, plant and equipment of JBIC are depreciated using the declining balance method over their useful economic lives except for buildings excluding installed facilities as well as installed facilities and structures acquired on or after April 1, 2016, which are depreciated using the straight-line method.

Depreciation is based on the following range of estimated useful lives:

Buildings:	3 years to 50 years

Other:	2 years to 35 years

Property, plant and equipment of consolidated subsidiaries are depreciated primarily using the straight-line method based on the estimated useful lives of the assets.

(ii)	Intangible assets

Amortization of intangible assets is computed using the straight-line method. Software used by JBIC and its consolidated subsidiaries is amortized over its useful life (5 years or less) at JBIC and its consolidated subsidiaries.

(d)	Allowance for loan losses

Allowance for loan losses is recognized in accordance with internally established standards.

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described as below and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

For Potentially bankrupt borrowers with restructured loans and others, (excluding foreign governments and other governmental entities) whose loan exceeds a threshold amount, if it is possible to reasonably estimate cash flows from the collection of principal and the receipt of interest, the allowance for claims on such debtors is provided based on an approach whereby the difference between the amount of cash flows discounted by the original contractual interest rates and the carrying amount of the claims is determined to be the allowance for loan losses (“cash flow estimation approach”).

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily in consideration of the expected loss amount over the average remaining periods of loans, and the expected loss amount is calculated primarily based on the probability of default which is based on the actual bankruptcies during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The risk evaluation departments, which are independent from the operational departments, review these self-assessments, and the allowance is provided based on the results of the assessments.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt, the residual book value of the claims, after deducting the amount which is deemed collectible through the disposal of collateral or the execution of guarantees, is written off. There were no accumulated write-offs as of March 31, 2022 and 2023.

(e)	Provision for bonuses

The Provision for bonuses is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the consolidated balance sheet.

(f)	Provision for directors’ bonuses

The Provision for directors’ bonuses is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the consolidated balance sheet.

(g)	Provision for directors’ retirement benefits

The Provision for directors’ retirement benefits which provides for future retirement pension payments to directors, is recognized at the amount accrued at the end of the current fiscal year.

(h)	Accounting for retirement benefits

(i)	Method of attributing the projected benefits to periods of services

In calculating the projected benefit obligation, the estimated amount of retirement benefit payments is attributed to the period up to the end of the fiscal year based on the benefit formula.

(ii)	Accounting for actuarial gains or losses and prior service costs

Actuarial gains or losses and prior service costs are expensed as they are incurred.

(i)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies and held by JBIC are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

Assets and liabilities denominated in foreign currencies and held by consolidated subsidiaries are translated at the market exchange rate prevailing at respective balance sheet dates and other base dates.

(j)	Accounting for hedges of interest rate risk

(i)	Hedge accounting

The deferral method is applied to derivatives used for interest risk hedging purposes.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans and bills discounted, and bonds payable

(iii)	Hedging policy

JBIC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change in fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(k)	Accounting for hedges of foreign exchange risks

Hedging instruments used to hedge foreign exchange risks associated with foreign currency denominated financial assets and liabilities are accounted for primarily using the deferral method under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (The Japanese Institute of Certified Public Accountants (JICPA) Industry-specific Committee Practical Guideline No. 25 of October 8, 2020 (“Industry-specific Committee Practical Guideline No. 25”)).

The effectiveness of the hedges described above is assessed by comparing the foreign currency position of the hedged loans and bills discounted and bonds payable denominated in foreign currencies with that of the hedging instruments, such as currency swaps and forward foreign exchange contracts which are used for hedging the foreign exchange risks of loans and bills discounted and bonds payable denominated in foreign currencies.

(l)	Scope of cash and cash equivalents in the consolidated statements of cash flows

“Cash and cash equivalents” as stated in the consolidated statements of cash flows consists of cash on hand and deposits with the Bank of Japan in Cash and due from banks in the consolidated balance sheets.

6. Significant accounting estimates

The following item in the consolidated financial statements for the respective fiscal year is based on accounting estimates that may have a significant effect on the consolidated financial statements for the next fiscal year.

•	Allowance for loan losses

(i)	Amount recognized in the consolidated financial statements for the current fiscal year

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Allowance for loan losses	¥470,834	¥410,526	$3,074

(ii)	Information on significant accounting estimates related to the identified item

① Calculation method

The calculation method of allowance for loan losses is described in “5. Significant accounting policies, (d) Allowance for loan losses” in the notes to the consolidated financial statements.

JBIC engages in financing activities to realize its policy objectives as a policy-based financial institution and may incur loss from being impossible or difficult to recover its loans due to, among other factors, a deterioration in borrowers’ creditworthiness. To address such a risk of JBIC incurring loss arising from a reduction in, or diminishment of, asset value attributable to a deterioration in borrowers’ financial condition and for other reasons, JBIC calculates an expected loss amount and recognizes it as allowance for loan losses. JBIC engages in significant financing activities with overseas governments, governmental institutions, and overseas corporations as part of its support of overseas economic transactions. Because of the characteristics of these activities, sovereign or country risk is a relatively significant part of the credit risk JBIC is exposed to in connection with these activities.

Allowance for loan losses is calculated in accordance with JBIC’s internal rules for self-assessment of asset quality and internally established standards. The calculation process includes the determination of the borrowers’ category based on the evaluation of borrowers’ solvency in consideration of their repayment status, financial condition, performance, future prospects and other relevant factors, and the estimation of future cash flows under the cash flow estimation approach.

Note: For the details of the credit risk JBIC is exposed to in connection with its financing activities, see the descriptions in “17. Financial instruments and related disclosure, (a) Status of financial instruments, (ii) Types of financial instruments and risks, ① Credit risk” in the note to the consolidated financial statements.

② Major assumptions

Major assumptions are the future prospects for borrowers and other applicable items used in the borrowers’ category determination, and future cash flows of individual claims used under the cash flow estimation approach.

These assumptions are affected by relevant factors such as changes in borrowers’ business environment and whether their business strategy is successful. Therefore, JBIC’s estimation and judgment are reassessed and modified whenever the economic environment changes or new information becomes available.

Given the above, such estimation and judgment related to the major assumptions may have a significant effect on the amount of allowance for loan losses.

③ Effects on the consolidated financial statements for the next fiscal year

The prolonged situation of COVID-19 is causing economic impacts on borrowers’ countries or regions as well as financial impacts on individual borrowers. The borrowers’ category is determined in consideration of currently available information that has effects on estimates, including the international situation relating to the ongoing Russian invasion of Ukraine.

While effects of this prolonged situation of COVID-19 vary across countries and are subject to uncertainty related to the degree of vaccine roll-out and the development in policy-based support, uncertainty is declining. Therefore, JBIC currently recognizes an allowance for loan losses using the specific items including the probability of default that incorporates the actual number of bankruptcies during a certain period in the past. This is based on the assumption that the level of the credit risk of outstanding loans and other investments as of March 31, 2023, will be the same as the historical level for the near future since the global economy is expected to continue to grow to a certain extent in 2023.

With respect to the international situation related to Russia and Ukraine, while the national governments, including the Government of Japan, have taken various measures, such as economic sanctions, against Russia, the effects of the global situations of Russia and Ukraine are reflected in the allowance for loan losses in the fiscal year ended March 31, 2023 by assessing in detail the effects of such measures on the business of, or the performance of obligations by, Russia-related borrowers in the process of the borrowers’ category determination and assessing the effects on credit risk individually.

As the future outlook of these events is uncertain, the situation of COVID-19 or its economic impacts may differ significantly from the assumptions above, or the expansion of the scope, or extension, of economic sanctions and other developments in the international situation related to Russia and Ukraine may have direct and indirect effects on the borrowers’ category. In such a case, the allowance for loan losses as of the end of the fiscal year ending March 31, 2024 may change.

The allowance for loan losses as of March 31, 2023 is the current best estimate. However, given a high estimation uncertainty related to other factors in addition to the prolonged situation of COVID-19 and the international situation related to Russia and Ukraine, there is a risk that the borrowers’ results of operations, financial position or other items may change more than what was assumed at the time of estimation and such changes, if occurred, may have a significant effect on the consolidated financial statements for the next fiscal year.

(Changes in accounting policies)

(Application of “Implementation Guidance on Accounting Standard for Fair Value Measurement”)

“Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31, issued on June 17, 2021) is applied from the beginning of the current fiscal year. In accordance with the transitional treatments prescribed in paragraph 27-2 of ASBJ Guidance No. 31, JBIC applies the new accounting policies introduced in ASBJ Guidance No. 31 prospectively.

Applying ASBJ Guidance No. 31 has no effects on the consolidated financial statements.

(Changes in presentation)

(Consolidated balance sheets)

Derivative financial instruments and Cash collateral paid for financial instruments included in Other assets in Assets and Derivative financial instruments and Cash collateral received for financial instruments included in Other liabilities in Liabilities in the previous fiscal year are separately presented from the current fiscal year as their materiality has increased. To reflect this change in presentation, JBIC has reclassified the related items presented in its consolidated financial statements for the previous fiscal year.

As a result, ¥602,264 million presented in Other assets in Assets in the consolidated balance sheets for the previous fiscal year has been reclassified into ¥20,270 million of Derivative financial instruments, ¥527,100 million of Cash collateral paid for financial instruments, and ¥54,894 million of Other. ¥609,336 million presented in Other liabilities in Liabilities in the consolidated balance sheets for the previous fiscal year has been reclassified into ¥482,548 million of Derivative financial instruments, ¥18,610 million of Cash collateral received for financial instruments, and ¥108,177 million of Other.

Due to the above, the note regarding the amount of Cash collateral paid for financial instruments included in Other assets that had been disclosed in “9. Assets pledged as collateral” is not provided from the current fiscal year.

(Consolidated statements of operations)

Gain on foreign exchange transactions included in Other ordinary income in Ordinary income in the previous fiscal year is separately presented from the current fiscal year as its materiality has increased. To reflect this change in presentation, JBIC has reclassified the related items presented in in its consolidated financial statements for the previous fiscal year.

As a result, ¥31,416 million presented in Other ordinary income in Ordinary income in the consolidated statements of operations for the previous fiscal year has been reclassified into ¥31,416 million of Gain on foreign exchange transactions.

(Consolidated statements of cash flows)

Net decrease (increase) in derivative financial instruments (assets), Net increase (decrease) in derivative financial instruments (liabilities), Net decrease (increase) in cash collateral paid for financial instruments, and Net increase (decrease) in cash collateral received for financial instruments included in Other in Cash flows from operating activities in the previous fiscal year are separately presented from the current fiscal year as their materiality has increased. To reflect this change in presentation, JBIC has reclassified the related items presented in its consolidated financial statements for the previous fiscal year.

As a result, a ¥298,866 million decrease presented in Other in Cash flows from operating activities in the consolidated statements of cash flows for the previous fiscal year has been reclassified into a ¥86,623 million increase in Net decrease (increase) in derivative financial instruments (assets), a ¥349,404 million increase in Net increase (decrease) in derivative financial instruments (liabilities), a ¥420,450 million decrease in Net decrease (increase) in cash collateral paid for financial instruments, a ¥109,000 million decrease in Net increase (decrease) in cash collateral received for financial instruments, and a ¥205,444 million decrease in Other.

7. Equity and other securities of or investments in unconsolidated subsidiaries and affiliates

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Equity and other securities	¥37,981	¥35,289	$264
Investments	78,517	78,253	586

8. Loans

(a)

Loans issued under the Japan Bank for International Cooperation Act (“JBIC Act”) are as follows. Loans represent those items presented in the following accounts in the consolidated balance sheets: Loans and bills discounted, accrued interest income and suspense payments included in Other assets, and Customers’ liabilities for acceptances and guarantees.

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bankrupt and Quasi-bankrupt Assets	¥—	¥—	$—
Doubtful Assets	294,876	291,008	2,179
Loans with interest or principal repayments three months or more in arrears	59,807	58	0
Restructured loans	229,124	196,908	1,475
Total amount	583,809	487,975	3,654

Bankrupt and Quasi-bankrupt Assets are loans and other credits to borrowers who have begun proceedings under the Bankruptcy Act, the Corporate Reorganization Act, the Civil Rehabilitation Act and other similar laws of Japan and have financially failed.

Doubtful Assets are loans and other credits to borrowers who have not financially failed but whose financial and operational conditions have deteriorated and who have a possibility that payment of principal and/or interest will not be made on a contractual basis, and which do not fall under the category of Bankrupt and Quasi-bankrupt Assets.

Loans with interest or principal repayments three months or more in arrears are loans whose principal or interest payment is three months or more in arrears, and which do not fall under the category of Bankrupt and Quasi-bankrupt Assets and Doubtful Assets.

Restructured loans are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, deferral of interest payments, extension of principal repayments or waiver of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of Bankrupt and Quasi-bankrupt Assets, Doubtful Assets, or loans with interest or principal repayments three months or more in arrears.

The amounts of loans indicated in the table above are the gross amounts before the deduction of allowance for loan losses.

(b)

JBIC, as a policy, does not issue loans to borrowers in part or in full immediately after the execution of the loan agreements, but instead executes loans, in accordance with the progress of the underlying projects. These undrawn amounts are not included in the loans on deeds recognized in the consolidated balance sheets. The balance of undrawn amounts is as follows:

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Balance of undrawn loans	¥1,864,266	¥2,347,605	$17,581

9. Assets pledged as collateral

Pursuant to Article 34 of the JBIC Act, all JBIC assets are pledged as general collateral for all bonds issued by JBIC:

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bonds payable	¥5,634,984	¥6,191,755	$46,370

10. Accumulated depreciation of Property, plant and equipment

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Accumulated depreciation	¥3,773	¥4,412	$33

11. Contingent liabilities

Japan Finance Corporation (“JFC”) assumed the obligations of the JFC bonds on April 1, 2012, and JBIC is jointly responsible for the obligations of these bonds. In accordance with Article 17 (2) of the Supplementary Provisions of the JBIC Act, all of JBIC’s assets are pledged as general collateral for these joint obligations as follows.

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Joint obligations	¥60,000	¥60,000	$449

12. Items included in Other under Other income

Other under Other income includes the following:

	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Gains on sales of equity and other securities	¥2,152	¥97	$1
Gains on investments in partnerships	17,470	—	—
Profits of equity method investments	1,483	2,058	15

13. Items included in Other under Other expenses

Other under Other expenses includes the following:

	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Losses on sales of equity and other securities	¥7	¥3,384	$25
Impairment losses on equity and other securities	2,526	3,486	26
Losses of equity method investments	—	6,129	46

14. Reclassification adjustments and tax effects of other comprehensive income (loss)

	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Valuation difference on available-for-sale securities:
Amount recognized during the fiscal year	¥14,087	¥12,014	$90
Reclassification adjustments	(91)	(2,798)	(21)

Before tax effect adjustment	13,996	9,215	69

Tax effect	—	—	—

Valuation difference on available-for-sale securities	13,996	9,215	69

Deferred gains (losses) on hedges:
Amount recognized during the fiscal year	(160,821)	(333,282)	(2,496)
Reclassification adjustments	(50,763)	126,889	950

Before tax effect adjustment	(211,584)	(206,393)	(1,546)

Tax effect	—	—	—

Deferred gains (losses) on hedges	(211,584)	(206,393)	(1,546)

Foreign currency translation adjustment:
Amount recognized during the fiscal year	1,717	4,656	35
Reclassification adjustments	178	—	—

Before tax effect adjustment	1,896	4,656	35

Tax effect	—	—	—

Foreign currency translation adjustment	1,896	4,656	35

Share of other comprehensive income (loss) of equity method investments:
Amount recognized during the fiscal year	3,870	6,567	49
Reclassification adjustments	(1,185)	(1,809)	(13)

Before tax effect adjustment	2,684	4,758	36

Tax effect	—	—	—

Share of other comprehensive income (loss) of equity method investments	2,684	4,758	36

Total other comprehensive income (loss)	¥(193,007)	¥(187,762)	$(1,406)

15. Changes in Net assets

(a)	Issued shares and treasury stock

For the fiscal year ended March 31, 2022, the type and the number of issued shares and treasury stock are as follows:

(Unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stock	1,813,800,000	60,000,000	—	1,873,800,000	Note
Classified stock	—	—	—	—

Total	1,813,800,000	60,000,000	—	1,873,800,000	Note

Treasury stock
Common stock	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

(Note)	The reason for an increase in shares is the issuance of 60,000,000 thousand new shares.

For the fiscal year ended March 31, 2023, the type and the number of issued shares and treasury stock are as follows:

(Unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stock	1,873,800,000	85,000,000	—	1,958,800,000	Note
Classified stock	—	—	—	—

Total	1,873,800,000	85,000,000	—	1,958,800,000	Note

Treasury stock
Common stock	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

(Note)	The reason for an increase in shares is the issuance of 85,000,000 thousand new shares.

16. Cash flows

A reconciliation of Cash and cash equivalents in the consolidated statements of cash flows as of March 31, 2022 and 2023 to Cash and due from banks in the consolidated balance sheets is as follows:

	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash and due from banks	¥1,451,153	¥2,193,775	$16,429
Time deposits and others	(723,282)	(987,917)	(7,398)

Cash and cash equivalents	¥727,871	¥1,205,858	$9,031

17. Financial instruments and related disclosure

(a)	Status of financial instruments

(i)	Policies for financial instruments

Based on the JBIC Act, JBIC is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society while supplementing the financial transactions implemented by private-sector financial institutions, by performing the financial function to promote the overseas development and securement of resources which are important for Japan; maintaining and improving the international competitiveness of Japanese industries; promoting the overseas business having the purpose of preserving the global environment, such as preventing global warming, as well as preventing disruptions to international financial order or taking appropriate measures with respect to damages caused by such disruption.

JBIC’s principal operations consist of providing “export loans,” “import loans,” “investment financing,” “financing for business development” (including guarantees) and “capital investment.” To conduct these operations, funds are raised through borrowings from the fiscal investment and loans and the foreign exchange fund special account, and the issuing of bonds. An ALM (asset and liability management) function has been established in respect of JBIC’s financial assets and liabilities that are subject to interest rate and currency fluctuations to assist in ensuring that such fluctuations do not have an adverse effect on JBIC’s operations. In addition, derivative transactions are entered into for the purpose of mitigating risk inherent in foreign currency denominated transactions. Financial instruments that can be used for the management of surplus funds are limited to safe instruments such as Japanese government bonds according to in the JBIC Act.

The budget required for governmental financial operations is decided upon by the Diet of Japan, and business plans and financial plans (borrowings from fiscal investment and loans, bonds, general accounting investment, and loans and other investments) are appended to the budget and submitted to the Diet of Japan.

The consolidated foreign subsidiary of JBIC engages in investments and other related activities as its principal operation.

(ii)	Types of financial instruments and risks

The assets that JBIC holds mainly include loans to borrowers in Japan and overseas, and securities and liabilities mainly include borrowed money and bonds. The consolidated foreign subsidiary of JBIC holds securities subject to price fluctuations.

The associated risks of financial assets and financial liabilities held by JBIC are described below.

①	Credit risk

Credit risk is the risk that JBIC will suffer losses if the financial conditions of the borrower deteriorate and the value of assets (including off-balance sheet assets) declines or is impaired.

The credit risks associated with JBIC include sovereign risk, country risk, corporate risk, and project risk. JBIC engages in significant financing activities with overseas governments, governmental institutions, and overseas corporations as part of its support to overseas economic transactions. Because of the characteristics of these activities, sovereign or country risk is a relatively significant part of the credit risk JBIC is exposed to in connection with these activities.

As a result, if the financial conditions of the individual borrower significantly deteriorate due to political and economic trends in the borrower’s country or region, JBIC’s performance and financial conditions can be adversely affected.

(Note)	Sovereign risk refers to risk associated with credit extended to foreign governments. Country risk refers to risk associated with the country in which the corporation or project is located (risk, in addition to corporate risk or project risk, associated with the country in which the corporation or the project is located). Corporate risk refers to the risk associated with credit to corporations and project risk refers to the risk that the cash flows generated from the project fail to generate the planned cash flows, in the case of project finance, where the repayment of the borrowing is primarily secured by the cash flow of the project to which credit is extended.

②	Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred, or profits derived from assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred due to changes in various market risk factors, such as interest rates and exchange rates.

The market risk borne by JBIC mainly consists of foreign exchange risk and interest rate risk, and JBIC may suffer losses from these risks due to fluctuations in the markets such as market turmoil. However, in principle, these risks are hedged through interest rate swaps, currency swaps, and forward foreign exchange contracts.

JBIC uses hedge accounting for interest rate hedges, where the hedging instrument is interest rate swaps to hedge the risk of changes in interest rates associated with loans, borrowed money and bonds. The effectiveness of the hedges is assessed by measuring and comparing the change in fair value or cumulative change in cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

JBIC uses hedge accounting for foreign exchange hedges, where currency swaps and forward foreign exchange contracts are used to hedge items such as loans and bonds for foreign exchange risk. The effectiveness of the hedging with currency swaps and forward foreign exchange contracts is assessed by comparing the foreign currency position of the hedged financial assets and liabilities with that of the hedging instruments.

③	Liquidity risk

Liquidity risk is the risk that losses will be incurred as a result of difficulties in obtaining the funds necessary due to a maturity mismatch between financing and funding or unexpected outflow of funds, or being forced to fund at an interest rate significantly higher than that under normal circumstances (funding risk). It is also the risk that losses will be incurred from being unable to conduct market transactions due to market turmoil or being forced to transact at far more unfavorable prices than those under normal circumstances (market liquidity risk).

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and the fiscal investment and loan program (“FILP”) agency bonds, are secured to finance JBIC and deposits are not accepted. Therefore, JBIC considers liquidity risk to be limited. However, financing costs could increase due to market turmoil and unexpected events.

(iii)	Risk management structure for financial instruments

The risk management structure of JBIC is described below.

①	Credit risk management

The cornerstone of credit risk management at JBIC is the evaluation of an individual borrower’s creditworthiness in advance of credit approval.

When a new credit application is processed, the relevant finance departments (sales promotion departments) and credit departments collect and analyze information on the borrower. JBIC’s overseas representative offices also play a part in collecting information on foreign governments and companies. Credit appraisal takes place based on the information that has been gathered and analyzed with the different departments ensuring appropriate checks throughout the process, leading to the final decision by management.

In providing credit to foreign governments and companies, JBIC takes maximum advantage of its unique position as a public financial institution. This includes exchanging views and information with governments and relevant authorities in the recipient countries, multilateral international institutions such as the International Monetary Fund (IMF) and the World Bank, other regional development banks such as export credit agencies, and private financial institutions in developed countries. Using all these channels to exchange views and information, JBIC evaluates sovereign and country risks (risk in addition to corporate risk associated with the country in which the corporation is located) based on the broad range of information collected on the borrowing governments, the government agencies and the political and economic conditions in their countries.

The relevant finance departments and credit departments conduct proper credit risk management based on the credit risk rating system for segmented risk categories and the asset self-assessment system. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to JBIC’s management. The credit management is also checked by an independent auditing department.

In addition, a claims protection mechanism exists based on an international framework unique to official creditors, that is not applied to private sector financial institutions, for public claims on foreign governments. This mechanism consists of international financial assistance upon international approval by the Paris Club, an international group focusing on debt, to allow the debtor country to continue debt repayment when the debtor country becomes temporarily unable to service its debt due to economic conditions. As part of this international financial assistance, the debtor country conducts an economic reform program agreed by the IMF in order to secure the ability to sustainably service its debt. In view of JBIC’s position as a public financial institution, it will use the framework of the Paris Club to preserve its public claims on foreign governments.

In addition to the above credit risk management related to individual borrowers, JBIC quantifies credit risk with a view to evaluating the risk of the overall loan portfolio. To quantify credit risks, it is important to take into account the characteristics of JBIC’s loan portfolio, which are not typically seen in other private financial institutions, namely that JBIC holds a significant proportion of long-term loans that entail sovereign and country risks. Also to be taken into account are mechanisms for securing assets under an international supporting framework, such as the Paris Club, which is unique to official creditors. JBIC uses a unique model to quantify the credit risk taking account of the above factors and measures the amount of credit risk, which are utilized for credit risk management.

②	Market risk management

JBIC manages foreign exchange risk and interest rate risk through its ALM. Market risk management protocols contain detailed stipulations in respect of risk management methods and procedures, and JBIC has established the ALM Committee to assess and confirm the execution of ALM, and to discuss future responses to market risk. In addition, JBIC assesses and monitors the interest rate and terms of financial assets and liabilities in detail through a gap analysis and an interest rate sensitivity analysis as well as market risk measurement using Value at Risk (“VaR”). The results are reported to the ALM Committee on a regular basis.

The basic policy for managing foreign exchange risk and interest rate risk at JBIC is described below.

1)	Foreign exchange risk

Foreign currency-denominated loans conducted in JBIC involve risks related to exchange rate fluctuations. JBIC has a consistent policy of managing this risk by fully hedging this risk exposure through the use of currency swaps and forward foreign exchange contracts.

2)	Interest rate risk

Interest rate risk arises from exposure to market interest rate fluctuations for yen-denominated loan and foreign currency-denominated loan operations and the policy for managing interest rate risk is described below.

a. Yen-denominated loan operations

Yen-denominated loan operations are mainly managed by using fixed-rate loans. However, swaps are used to hedge interest rate risk for the portion of loans that are deemed to have high exposures to interest rate fluctuations and therefore interest rate risk is limited.

b. Foreign currency-denominated loan operations

For foreign currency-denominated loan operations, interest rate risk is hedged through the application of a consistent policy of using interest rate swaps and managing the funds with floating interest rates for both loans and related funding arrangements.

3)	Status of market risk

JBIC only maintains a banking book and does not have financial instruments in a trading book. While, in principle, JBIC holds derivatives only for hedging purposes, as stated previously, market risk (VaR) that takes into account the correlation between interest rate risk and foreign exchange risk is measured in order to assess potential risk exposures. The following represents the market risk (VaR) exposure in the current fiscal year.

a. Market risk (VaR)

As of March 31, 2023	As of March 31, 2023
(In billions of yen)	(In billions of U.S. dollars)
¥164.6	$1.2

b. Market risk (VaR) measurement model

Historical model (Confidence interval: 99%, Holding period: 1 year, Observation period: 5 years)

c. Risk management using market risk (VaR)

VaR is a market risk measure that assesses the maximum possible fluctuation of gains or losses in fair values that could be incurred after a certain period of time (“Holding period”) based on historical market movements of interest rates or exchange rates and other market indices over a specific period in the past (“Observation period”) within a given probability (“Confidence interval”), that is derived statistically by employing the theory of probability distribution.

The measurement assumes historical market trends and the theory of probability distribution. Based on the possibility that future market trends could deviate from these assumptions, a back-test is performed to cross-check the model-measured VaR with actual profits or losses, in order to confirm the effectiveness of market risk measurements using VaR. In addition, a stress test, which goes beyond historical market movements, is carried out in order to capture risks from various perspectives.

The following points should generally be noted in measuring VaR:

•	VaR will differ depending on the choice of confidence interval, holding period or observation period;

•

VaR indicates the maximum fluctuation of gains or losses in fair values at the time of measurement. In practice, the actual results at a point in the future may differ from the VaR calculation due to changes in the assumptions caused by market movements during the holding period; and

•

VaR indicates the maximum value based on specific assumption. As such, when utilizing VaR as a risk management measure, it is imperative to keep in mind that VaR may underestimate the potential losses.

③	Liquidity risk management related to funding

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and FILP agency bonds, are used to finance the operations and deposits are not accepted.

Cash flows are assessed and proper measures, including establishing overdraft facility accounts with multiple private sector financial institutions, are taken to maintain daily cash flows for proper risk management.

④	Derivative transactions

For derivative transactions, the internal checks and balances are established by assigning the execution of transactions, the assessment of hedge effectiveness and the management of administrative work to separate divisions. In addition, derivative transactions are carried out in accordance with the derivatives related protocol.

(iv)	Supplementary explanation concerning fair value of financial instruments

Fair values of financial instruments have been calculated using certain assumptions, and may differ depending on the assumptions.

(b)	Fair value of financial instruments

The carrying amount on the consolidated balance sheets as of March 31, 2022 and 2023 and the related fair value, and difference are as follows. Note that equity and other securities and partnership investments (excluding those held by a certain consolidated foreign subsidiary) whose market prices are not available are not included in the following tables (refer to Note 1). Further, Cash and due from banks, Cash collateral paid for financial instruments and Cash collateral received for financial instruments are excluded from the note because they are settled in a short period and thus their fair value approximates their carrying amount.

As of March 31, 2022

	(In millions of yen)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Securities
Securities classified as trading	¥17,230	¥17,230	¥—
Available-for-sale securities	36,746	36,746	—
(2) Loans and bills discounted	14,759,174
Allowance for loan losses (*1)	(454,841)
	14,304,333	14,461,847	157,514

Total	¥14,358,311	¥14,515,825	¥157,514

(1) Borrowed money	7,554,208	7,563,923	9,714
(2) Bonds payable	5,634,984	5,554,752	(80,231)

Total	¥13,189,192	¥13,118,676	¥(70,516)

Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting (*3)	(462,278)	(462,278)	—

Total	¥(462,278)	¥(462,278)	¥—

(*1)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from Loans and bills discounted.
(*2)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

(*3)

This represents interest rate swaps and other instruments designated as the hedging instrument to offset the market fluctuation of hedged loans and other items. The “Practical Solution on the Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR” (PITF No. 40 of March 17, 2022) is applied to these hedging relationships.

As of March 31, 2023

	(In millions of yen)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Securities
Securities classified as trading	¥17,939	¥17,939	¥—
Available-for-sale securities	45,621	45,621	—
(2) Loans and bills discounted	15,587,788
Allowance for loan losses (*1)	(383,842)
	15,203,946	15,294,983	91,037

Total	¥15,267,507	¥15,358,545	¥91,037

(1) Borrowed money	8,513,677	8,490,362	(23,314)
(2) Bonds payable	6,191,755	5,881,695	(310,059)

Total	¥14,705,432	¥14,372,058	¥(333,374)

Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting (*3)	(688,076)	(688,076)	—

Total	¥(688,076)	¥(688,076)	¥—

As of March 31, 2023

(In millions of U.S. dollars)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Securities
Securities classified as trading	$134	$134	$—
Available-for-sale securities	342	342	—
(2) Loans and bills discounted	116,736
Allowance for loan losses (*1)	(2,874)
	113,862	114,544	682

Total	$114,338	$115,020	$682

(1) Borrowed money	63,759	63,584	(175)
(2) Bonds payable	46,370	44,048	(2,322)

Total	$110,129	$107,632	$(2,497)

Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting (*3)	(5,153)	(5,153)	—

Total	$(5,153)	$(5,153)	$—

(*1)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from Loans and bills discounted.
(*2)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

(*3)

This represents interest rate swaps and other instruments designated as the hedging instrument to offset the market fluctuation of hedged loans and other items. The “Practical Solution on the Treatment of Hedge Accounting for Financial Instruments that Reference LIBOR” (PITF No. 40 of March 17, 2022) is applied to these hedging relationships.

(Note 1)

Equity and other securities and partnership investments (excluding those held by a certain consolidated foreign subsidiary) whose market prices are not available are as follows. They are not included in “Assets, (1) Securities.”

Classification	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
1) Unlisted stocks (unconsolidated subsidiaries and affiliates) (*1) (*2)	¥35,018	¥32,313	$242
2) Unlisted stocks (other than unconsolidated subsidiaries and affiliates) (*1) (*3)	67,333	84,397	632
3) Partnership investments (unconsolidated subsidiaries and affiliates) (*4)	78,517	78,253	586
4) Partnership investments (other than unconsolidated subsidiaries and affiliates) (*4)	93,206	88,561	663

Total	¥274,076	¥283,525	$2,123

(*1)

Based on paragraph 5 of the “Implementation Guidance on Disclosures about Fair Value of Financial Instruments” (ASBJ Guidance No. 19 issued on March 31, 2020), fair values are not presented for unlisted stocks.

(*2)	Impairment loss is not recognized for unlisted stocks (unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2022.

Impairment loss of ¥3,486 million ($26 million) is recognized for unlisted stocks (unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2023.

(*3)	Impairment loss of ¥2,526 million is recognized for unlisted stocks (other than unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2022.

Impairment loss is not recognized for unlisted stocks (other than unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2023.

(*4)

Based on paragraph 24-16 of the “Implementation Guidance on Accounting Standard for Fair Value Measurement” (ASBJ Guidance No. 31 issued on June 17, 2021), fair values are not presented for partnership investments.

(Note 2)	Redemption schedule for receivables and redeemable securities with future redemption dates

As of March 31, 2022

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Securities
Available-for-sale securities	¥—	¥—	¥200	¥30,900	¥200	¥5,700
Loans and bills discounted (*1)	1,663,130	3,227,881	3,344,135	2,386,782	2,257,686	1,584,682

Total	¥1,663,130	¥3,227,881	¥3,344,335	¥2,417,682	¥2,257,886	¥1,590,382

(*1) Loans and bills discounted of ¥294,876 million whose redemption is not estimable, such as claims against Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, are not included in the table above.

As of March 31, 2023

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Securities
Available-for-sale securities	¥—	¥—	¥200	¥30,900	¥6,600	¥9,300
Loans and bills discounted (*1)	1,886,585	4,020,539	3,152,268	2,571,749	2,174,889	1,490,747

Total	¥1,886,585	¥4,020,539	¥3,152,468	¥2,602,649	¥2,181,489	¥1,500,047

As of March 31, 2023

	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Securities
Available-for-sale securities	$—	$—	$2	$231	$49	$70
Loans and bills discounted (*1)	14,128	30,110	23,607	19,260	16,288	11,164

Total	$14,128	$30,110	$23,609	$19,491	$16,337	$11,234

(*1)

Loans and bills discounted of ¥291,008 million ($2,179 million) whose redemption is not estimable, such as claims against Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, are not included in the table above.

(Note 3)	Redemption schedule for Borrowed money and Bonds payable with future redemption dates

As of March 31, 2022

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥2,214,763	¥1,725,218	¥3,148,726	¥230,600	¥10,700	¥224,200
Bonds payable	957,925	1,774,655	1,320,839	917,925	673,145	—

Total	¥3,172,688	¥3,499,873	¥4,469,565	¥1,148,525	¥683,845	¥224,200

As of March 31, 2023

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥800,832	¥2,617,441	¥3,841,703	¥412,300	¥617,200	¥224,200
Bonds payable	1,068,240	2,290,010	1,529,086	713,222	600,885	—

Total	¥1,869,072	¥4,907,451	¥5,370,789	¥1,125,522	¥1,218,085	¥224,200

As of March 31, 2023

	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	$5,997	$19,602	$28,771	$3,088	$4,622	$1,679
Bonds payable	8,000	17,150	11,451	5,341	4,500	—

Total	$13,997	$36,752	$40,222	$8,429	$9,122	$1,679

(c)	Breakdown of the fair value of financial instruments by level and other relevant matters

The fair value of financial instruments is classified into the following three levels in accordance with the observability and significance of inputs used for determining the fair value.

Level 1 fair value: Of observable inputs for the fair value determination, this fair value is determined based on a quoted price formed in an active market for assets or liabilities that are subject to the fair value determination.

Level 2 fair value: Of observable inputs for the fair value, this fair value is determined based on inputs for the fair value determination other than those used to determine the Level 1 fair value.

Level 3 fair value: This fair value is determined using unobservable inputs for the fair value determination.

Where more than one input that has a significant impact on the fair value determination are used, of the levels respective inputs belong to, the fair value is classified into the level with the lowest priority in the fair value determination.

(i)	Financial instruments recognized in the consolidated balance sheets at fair value

As of March 31, 2022

	(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Securities classified as trading
Equity and other securities	¥—	¥278	¥16,951	¥17,230
Available-for-sale securities
Samurai bonds	—	36,746	—	36,746

Total	¥—	¥37,025	¥16,951	¥53,977

Derivative transactions (*1)
Interest rate-related	—	(89,301)	—	(89,301)
Currency-related	—	(372,977)	—	(372,977)

Total	¥—	¥(462,278)	¥—	¥(462,278)

(*1)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

As of March 31, 2023

	(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Securities classified as trading
Equity and other securities	¥—	¥—	¥17,939	¥17,939
Available-for-sale securities
Samurai bonds	—	45,621	—	45,621

Total	¥—	¥45,621	¥17,939	¥63,561

Derivative transactions (*1)
Interest rate-related	—	(348,890)	—	(348,890)
Currency-related	—	(339,186)	—	(339,186)

Total	¥—	¥(688,076)	¥—	¥(688,076)

As of March 31, 2023

	(In millions of U.S. dollars)
	Fair value
	Level 1	Level 2	Level 3	Total
Securities
Securities classified as trading
Equity and other securities	$—	$—	$134	$134
Available-for-sale securities
Samurai bonds	—	342	—	342

Total	$—	$342	$134	$476

Derivative transactions (*1)
Interest rate-related	—	(2,613)	—	(2,613)
Currency-related	—	(2,540)	—	(2,540)

Total	$—	$(5,153)	$—	$(5,153)

(*1)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

(ii)	Financial instruments other than those recognized in the consolidated balance sheets at fair value

As of March 31, 2022

	(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Loans and bills discounted	¥—	¥—	¥14,461,847	¥14,461,847

Total	¥—	¥—	¥14,461,847	¥14,461,847

Borrowed money	—	7,563,923	—	7,563,923
Bonds payable	—	5,554,752	—	5,554,752

Total	¥—	¥13,118,676	¥—	¥13,118,676

As of March 31, 2023

	(In millions of yen)
	Fair value
	Level 1	Level 2	Level 3	Total
Loans and bills discounted	¥—	¥—	¥15,294,983	¥15,294,983

Total	¥—	¥—	¥15,294,983	¥15,294,983

Borrowed money	—	8,490,362	—	8,490,362
Bonds payable	—	5,881,695	—	5,881,695

Total	¥—	¥14,372,058	¥—	¥14,372,058

As of March 31, 2023

	(In millions of U.S. dollars)
	Fair value
	Level 1	Level 2	Level 3	Total
Loans and bills discounted	$—	$—	$114,544	$114,544

Total	$—	$—	$114,544	$114,544

Borrowed money	—	63,584	—	63,584
Bonds payable	—	44,048	—	44,048

Total	$—	$107,632	$—	$107,632

(Note 1)	Valuation methodologies and inputs used for determining fair value

Assets

Securities

When the market is not active even if a quoted price is used, or when quoted prices are not available but the Reference Statistical Prices [Yields] for OTC Bond Transactions are available, the fair value of securities is classified into Level 2. Such securities primarily include Samurai bonds and listed stocks. The fair value of certain Samurai bonds is based on prices obtained from, among others, information vendors. In consideration of the results of assessment using a fair valuation model that does not use unobservable inputs, such fair value is also classified into Level 2.

When quoted prices are not available, the fair value is determined by using valuation methodologies, such as the one using the present value of future cash flows. Observable inputs are used as much as practicable in valuation and inputs include a discount rate based on the weighted average cost of capital. If any significant unobservable inputs are used in the calculation, the fair value of securities is classified into Level 3. Such securities primarily include equity and other securities.

Loans and bills discounted

The fair value of loans and bills discounted is determined by discounting at a risk-free rate the sum of principal and interest after adjusting for credit risk and other elements according to the classifications based on the type of loans and bills discounted, internal ratings and periods. Of which, the fair value of those loans with variable interest rates is their carrying amount as such loans reflect market interest rates over the short term and approximates the carrying mount if the borrower’s credit conditions have not changed significantly since the issuance of loans.

For claims on Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, credit losses estimated on such claims are calculated based on the discounted present value of estimated future cash flows or the expected collectible amount from the collateral or guarantee. Since fair value approximates the amount on the consolidated balance sheets at the fiscal year end after deducting the allowance for loan losses, this amount is used for fair value. This fair value is classified into Level 3 because the effects of unobservable inputs on the fair value are considered to be material.

Liabilities

Borrowed money

As for borrowed money, the present value is calculated by discounting the sum of principal and interest of the borrowed money classified by certain periods at a rate adjusted by the remaining period and credit risk of borrowed money. Of which, borrowed money with variable interest rates reflect short-term market interest rates and the credit conditions of JBIC and its consolidated subsidiaries have not changed significantly since the execution of borrowings. Therefore, the carrying amount is used as fair value because it is considered that the carrying amount approximates the fair value. Since unobservable inputs are not used, this fair value is classified into Level 2.

Bonds payable

Of bonds issued by JBIC, the Reference Statistical Prices [Yields] for OTC Bond Transactions is used as fair value for the FILP agency bonds and that fair value is classified into Level 2. As for government-guaranteed foreign currency bonds, the prices obtained from, among others, information vendors are used as fair value and that fair value is classified into Level 2 in consideration of the result of assessment using a fair valuation model that does not use unobservable inputs.

Derivative transactions

As derivative transactions by JBIC are OTC transactions whose quoted prices are not available, their fair value is determined by using the present value method and other valuation methodologies according to the transaction type and the term to maturity. Price adjustments are made based on the counterparty’s credit risk and JBIC’s credit risk. Main inputs used in these valuation methodologies include interest rates, exchange rates, and credit spreads. Since unobservable inputs are not used, this fair value is classified into Level 2. Such transactions include plain vanilla interest rate swaps, currency swaps, and forward foreign exchange contracts.

(Note 2)	Information on Level 3 fair value of financial instruments recognized in the consolidated balance sheets at fair value

(1)	Quantitative information on significant unobservable inputs

As of March 31, 2022

Category	Valuation methodologies	Significant unobservable inputs	Range of inputs	Weighted average of inputs
Securities
Securities classified as trading
Equity and other securities	Present value method	Discount rate	9.9%-23.7%	14.1%

As of March 31, 2023

Category	Valuation methodologies	Significant unobservable inputs	Range of inputs	Weighted average of inputs
Securities
Securities classified as trading
Equity and other securities	Present value method	Discount rate	4.3%-21.5%	12.1%

(2)	Reconciliation between the opening balance and the closing balance, and valuation gain (loss) recognized in profit or loss during the fiscal year

As of March 31, 2022

(In millions of yen)
		Profit or loss or other						Of the
		comprehensive income						amount
		during the fiscal year						recognized in
profit or loss
during the
fiscal year,
valuation
gain (loss)
on financial
assets and
liabilities
held as of
			Recognized	Purchase,				the date of
			in other	sale,		Transfer		the
	Balance as	Recognized	comprehensive	issuance and	Transfer to	from Level 3	Balance as	consolidated
	of April 1,	in profit or	income	settlement	Level 3 fair	fair value	of March 31,	balance
	2021	loss (*1)	(*2)	(Net)	value (*3)	(*4)	2022	sheets (*1)
Securities
Securities classified as trading
Equity and other securities	¥12,687	¥1,841	¥1,673	¥749	¥—	¥—	¥16,951	¥1,841

(*1)	Included in Other under Other income in the consolidated statements of operations.
(*2)	Included in Foreign currency translation adjustment under Other comprehensive income (loss) in the consolidated statements of comprehensive income.
(*3)	This represents a transfer from Level 2 fair value to Level 3 fair value and did not occur during the fiscal year ended March 2022.
(*4)	This represents a transfer from Level 3 fair value to Level 2 fair value and did not occur during the fiscal year ended March 2022.

As of March 31, 2023

(In millions of yen)
		Profit or loss or other						Of the
		comprehensive income						amount
		during the fiscal year						recognized in
profit or loss
during the
fiscal year,
valuation
gain (loss)
on financial
assets and
liabilities
held as of
			Recognized	Purchase,				the date of
			in other	sale,		Transfer		the
	Balance as	Recognized	comprehensive	issuance and	Transfer to	from Level 3	Balance as	consolidated
	of April 1,	in profit or	income	settlement	Level 3 fair	fair value	of March 31,	balance
	2022	loss (*1)	(*2)	(Net)	value (*3)	(*4)	2023	sheets (*1)
Securities
Securities classified as trading
Equity and other securities	¥16,951	¥(3,416)	¥4,404	¥—	¥—	¥—	¥17,939	¥(3,416)

As of March 31, 2023

(In millions of U.S. dollars)
		Profit or loss or other						Of the
		comprehensive income						amount
		during the fiscal year						recognized in
profit or loss
during the
fiscal year,
valuation
gain (loss)
on financial
assets and
liabilities
held as of
			Recognized	Purchase,				the date of
			in other	sale,		Transfer		the
	Balance as	Recognized	comprehensive	issuance and	Transfer to	from Level 3	Balance as	consolidated
	of April 1,	in profit or	income	settlement	Level 3 fair	fair value	of March 31,	balance
	2022	loss (*1)	(*2)	(Net)	value (*3)	(*4)	2023	sheets (*1)
Securities
Securities classified as trading
Equity and other securities	$127	$(26)	$33	$—	$—	$—	$134	$(26)

(*1)	Included in Other under Other expenses in the consolidated statements of operations.

(*2)	Included in Foreign currency translation adjustment under Other comprehensive income (loss) in the consolidated statements of comprehensive income.
(*3)	This represents a transfer from Level 2 fair value to Level 3 fair value and did not occur during the fiscal year ended March 2023.
(*4)	This represents a transfer from Level 3 fair value to Level 2 fair value and did not occur during the fiscal year ended March 2023.

(3)	Fair valuation process

The JBIC Group has in place the policies and procedures for the fair value determination and each trading department determines fair value in line with these policies and procedures. With respect to the fair value determined, an independent department, verifies the appropriateness of the valuation methodologies, and the reasonableness of inputs, that are used in determining fair value and the appropriateness of the classification of fair value by level. The verification results are escalated to management every fiscal year to ensure the appropriateness of the policies and procedures for the fair value determination.

In determining fair value, a valuation model that best reflects the nature, characteristics, and risks of individual assets is used. When using quoted prices obtained from third parties, JBIC verifies the reasonableness of such prices by reviewing the valuation methodologies and inputs used or by other appropriate methods.

(4)	Effects on fair value arising from changes in significant unobservable inputs

The significant unobservable input used for determining the fair value of equity and other securities is the discount rate. The weighted average cost of capital is primarily used as the discount rate. Generally, a significant increase (decrease) in the discount rate gives rise to a significant decrease (increase) in the fair value.

18. Market value of securities

Information relating to “Equity securities of and other investments in subsidiaries and affiliates” is presented in the notes to the consolidated financial statements.

(a)	Securities classified as trading

	Fiscal year ended March 31, 2022	Fiscal year ended March 31, 2023	Fiscal year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Unrealized gains or losses included in profit or loss for the fiscal year	¥1,905	¥(3,416)	$(26)

(b)	Held-to-maturity debt securities

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(c)	Available-for-sale securities

As of March 31, 2022

(In millions of yen)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	30,627	30,600	27

Subtotal		30,627	30,600	27

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	6,119	6,400	(280)

Subtotal		6,119	6,400	(280)

Total		¥36,746	¥37,000	¥(253)

As of March 31, 2023
(In millions of yen)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	—	—	—

Subtotal		—	—	—

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	45,621	47,000	(1,378)

Subtotal		45,621	47,000	(1,378)

Total		¥45,621	¥47,000	¥(1,378)

As of March 31, 2023

(In millions of U.S. dollars)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	$—	$—	$—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	—	—	—

Subtotal		—	—	—

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	342	352	(10)

Subtotal		342	352	(10)

Total		$342	$352	$(10)

(d)	Held-to-maturity debt securities sold

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(e)	Available-for-sale securities sold

Fiscal year ended March 31, 2022

(In millions of yen)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	¥—	¥—	¥—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	3,730	173	7

Total	¥3,730	¥173	¥7

Fiscal year ended March 31, 2023
(In millions of yen)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	¥—	¥—	¥—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	734	97	—

Total	¥734	¥97	¥—

Fiscal year ended March 31, 2023
(In millions of U.S. dollars)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	$—	$—	$—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	5	1	—

Total	$5	$1	$—

(f)	Change in classification of securities

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(g)	Impairment of securities

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(h)	Money held in trust

(i)	Money held in trust for trading purposes

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(ii)	Money held in trust for holding-to-maturity purposes

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(iii)	Other money held in trust (other than trading and holding-to-maturity purposes)

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(i)	Net unrealized gains (losses) on available-for-sale securities are as follows:

Fiscal year ended March 31, 2022

(In millions of yen)
Valuation difference	¥16,084
Available-for-sale securities (*)	16,084
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	¥16,084
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	¥16,084

(*)

Foreign exchange translation differences and other related items for equity and other securities and partnership investments that are denominated in foreign currencies and whose market prices are not available are included in, and presented as, “Available-for-sale securities” under “Valuation difference.”

Fiscal year ended March 31, 2023

(In millions of yen)
Valuation difference	¥25,300
Available-for-sale securities (*)	25,300
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	¥25,300
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	¥25,300

Fiscal year ended March 31, 2023

(In millions of U.S. dollars)
Valuation difference	$189
Available-for-sale securities (*)	189
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	$189
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	$189

(*)

Foreign exchange translation differences and other related items for equity and other securities and partnership investments that are denominated in foreign currencies and whose market prices are not available are included in, and presented as, “Available-for-sale securities” under “Valuation difference.”

19. Derivative transactions

Notes to derivative transactions for the fiscal years ended March 31, 2022 and 2023 are as follows:

(a)	Derivative transactions not qualifying for hedge accounting

For derivative transactions not qualifying for hedge accounting, the contract value at the fiscal year end or notional amount defined in agreements, and fair value and valuation gain (loss) and the fair value calculation method are as follows. The contract value does not indicate the market risk of the derivative transactions.

(i)	Interest rate-related transactions

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(ii)	Currency-related transactions

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(iii)	Equity-related transactions

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(iv)	Bond-related transactions

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(v)	Commodity-related transactions

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(vi)	Credit derivative transactions

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(b)	Derivative transactions qualifying for hedge accounting

For derivative transactions qualifying for hedge accounting, the contract value at the fiscal year end or notional amount defined in agreements, and fair value and its calculation method, by hedged item and by hedge accounting method, are as follows. The contract value does not indicate the market risk of the derivative transactions.

(i)	Interest rate-related transactions

Fiscal year ended March 31, 2022

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Bonds payable
	Receive/fixed and pay/floating		¥5,580,011	¥4,662,086	¥(86,408)
	Receive/floating and pay/fixed		625,101	613,438	(2,893)

	Total		¥—	¥—	¥(89,301)

Fiscal year ended March 31, 2023

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Bonds payable
	Receive/fixed and pay/floating		¥5,956,158	¥4,914,624	¥(374,275)
	Receive/floating and pay/fixed		592,441	567,460	25,385

	Total		¥—	¥—	¥(348,890)

Fiscal year ended March 31, 2023

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Bonds payable
	Receive/fixed and pay/floating		$44,605	$36,805	$(2,803)
	Receive/floating and pay/fixed		4,437	4,250	190

	Total		$—	$—	$(2,613)

(ii)	Currency-related transactions

Fiscal year ended March 31, 2022

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted	¥4,194,367	¥2,800,719	¥(373,545)
	Forward foreign exchange contracts	Investments in capital and other items
	Sell		36,564	—	568
	Buy		164	—	(0)

	Total		¥—	¥—	¥(372,977)

Note	These are mainly accounted for using the deferral method of hedge accounting under the Industry-specific Committee Practical Guideline No. 25.

Fiscal year ended March 31, 2023

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted	¥4,329,610	¥3,601,970	¥(339,198)
	Forward foreign exchange contracts	Investments in capital and other items
	Sell		5,541	—	12
	Buy		—	—	—

	Total		¥—	¥—	¥(339,186)

Fiscal year ended March 31, 2023
	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted	$32,424	$26,975	$(2,540)
	Forward foreign exchange contracts	Investments in capital and other items
	Sell		41	—	0
	Buy		—	—	—

	Total		$—	$—	$(2,540)

Note	These are mainly accounted for using the deferral method of hedge accounting under the Industry-specific Committee Practical Guideline No. 25.

(iii)	Equity-related transactions

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(iv)	Bond-related transactions

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

20. Retirement benefits

(a)	Overview of retirement benefit plans

JBIC abolished the welfare pension fund plan effective October 1, 2014 and has established a defined benefit corporate pension plan and a defined contribution pension plan.

JBIC has a defined benefit pension plan comprised of a corporate pension plan (transferred from a welfare pension fund plan effective October 1, 2014) and a lump-sum severance indemnity plan. Although JBIC’s corporate pension plan is a multi-employer plan, the amount of the pension assets corresponding to its own contribution can be reasonably calculated based on the ratio of the projected benefit obligations, and therefore notes are included in the following notes related to the defined pension plan.

Under the corporate pension plan (funded type), pension or lump-sum payments are provided based on salary and service period. Under the lump-sum severance indemnity plan (unfunded type), lump-sum payments are provided as retirement benefits based on salary and service period. In addition, JBIC has established a defined contribution-type retirement benefit plan effective October 1, 2014.

(b)	Defined benefit pension plan

(i)	Changes in the projected benefit obligation

Category	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Projected benefit obligation at the beginning of the fiscal year	¥11,168	¥10,971	$82
Service cost	468	452	3
Interest cost	31	46	0
Actuarial gains (losses)	(1)	(193)	(1)
Retirement benefit paid	(695)	(711)	(5)

Projected benefit obligation at the end of the fiscal year	¥10,971	¥10,564	$79

(ii) Changes in the plan assets
Category	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Pension assets at the beginning of the fiscal year	¥4,830	¥4,914	$36
Expected return on plan assets	96	98	1
Actuarial gains (losses)	86	(44)	(0)
Contributions by the employer	131	134	1
Retirement benefit paid	(231)	(228)	(2)

Pension assets at the end of the fiscal year	¥4,914	¥4,873	$36

(iii)	Reconciliation of the projected benefit obligation and plan assets and net defined benefit liability and net defined benefit asset in the consolidated balance sheets

Category	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Funded projected benefit obligation	¥6,015	¥5,737	$43
Fair value of plan assets	(4,914)	(4,873)	(36)

	1,101	863	7
Unfunded projected benefit obligation	4,955	4,826	36

Net amount of assets and liabilities in the consolidated balance sheets	¥6,056	¥5,690	$43

Defined benefit liability	6,056	5,690	43

Defined benefit asset	—	—	—

Net amount of assets and liabilities in the consolidated balance sheets	¥6,056	¥5,690	$43

(iv)	Components of retirement benefit expense

Category	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Service cost	¥468	¥452	$3
Interest cost	31	46	0
Expected return on plan assets	(96)	(98)	(1)
Realized actuarial loss	(88)	(149)	(1)

Retirement benefit expense	¥314	¥251	$1

(v)	Plan assets

①	Major components of plan assets

Percentages of components to the total are as follows:

Category	As of March 31, 2022	As of March 31, 2023
Debt securities	64%	62%
Stocks	25%	26%
General accounts of life insurance companies	11%	11%
Cash and due from banks	0%	1%
Other	0%	0%

Total	100%	100%

②	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on the current and projected pension asset allocations as well as on the current and future rates of return expected from various assets that are components of plan assets.

(vi)	Principal assumptions used

Principal assumptions used in actuarial calculations

Category	For the year ended March 31, 2022	For the year ended March 31, 2023
Discount rate	0.42%	0.69%
Expected rate of return on plan assets	2.00%	2.00%
Expected rate of salary increase	4.06%	4.05%

(c)	Defined contribution plan

Fiscal year ended March 31, 2022

The amount of contribution required to be made to the defined contribution plan was ¥27 million.

Fiscal year ended March 31, 2023

The amount of contribution required to be made to the defined contribution plan was ¥28 million ($0 million).

21. Deferred tax accounting

(a)	Breakdown of deferred tax assets and deferred tax liabilities

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Deferred tax assets
Leasehold deposits (Asset retirement obligations)	¥2	¥3	$0
Accrued income recognized for tax purposes	—	49	0
Bad debt expenses not deducted for tax purposes	—	1	0
Other	1	0	0

Sub total	4	55	0
Valuation allowance	(4)	(54)	(0)

Total deferred tax assets	¥—	¥0	$0

Deferred tax assets are included in, and presented as, Other assets in the consolidated balance sheets. Income taxes - deferred is included in, and presented as “Income taxes – current” in the consolidated statements of operations.

(b)	Breakdown of major items resulting in a significant difference between the effective statutory tax rate and the rate of income tax and other taxes after applying deferred tax accounting

This information is not presented since JBIC is a nontaxable entity defined in the Article 2, Item 5 of the Corporation Tax Act (Act No. 34 of 1965) and therefore there is no significant difference between the effective statutory tax rate and the rate of income tax and other taxes after applying deferred tax accounting.

22. Revenue recognition

Information on the breakdown of revenue from contracts with customers is as follows:

Category	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income	¥313,480	¥659,923	$4,942
Of which, Fees and commissions	26,100	22,746	170
Financing and other similar activities	25,770	22,648	169
Investments and other similar activities	330	98	1

Notes	1.	Revenue presented in the above table has arisen from “Ordinary Operations.”
	2.	The above table includes revenue that is based on “Accounting Standard for Financial Instruments” (ASBJ Statement No. 10).

23. Segment information

(a)	Segment summary

The JBIC Group’s operating segments are those for which discrete financial information is available, and whose operating results are regularly reviewed by JBIC’s management.

The JBIC Group is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society, while supplementing the financial transactions implemented by private-sector financial institutions by performing financial operations from four viewpoints: i.e., “promotion of the overseas development and securement of resources which are important for Japan”; “maintenance and improvement of the international competitiveness of Japanese industries”; “promotion of the overseas business having the purpose of preserving the global environment, such as preventing global warming”; and “prevention of disruptions to international financial order or implementation of appropriate measures with respect to damages caused by such disruption.” To achieve these purposes, for business operations defined under the Act on Japan Bank for International Cooperation and other acts, JBIC has two reporting segments: “Ordinary Operations” account and “Special Operations” account. Accounting operations are separately carried out for respective accounts.

The “Ordinary Operations” account covers the businesses which are not included in the “Special Operations” account of the JBIC Group. The Ordinary Operations account also includes the investment business of the consolidated subsidiaries.

The “Special Operations” account includes the businesses that offer financing services such as lending to overseas infrastructure business projects that has risks but generate a sufficient level of expected return.

(b)	Method of calculating ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Accounting treatments applied to business segments reported are the same as those disclosed in “Notes to Consolidated Financial Statements.” The amount of profit (or loss) of reportable segments is based on Net income attributable to owner of parent.

(c)	Information about the amount of ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Fiscal year ended March 31, 2022

	(In millions of yen)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	¥312,965	¥1,896	¥314,862	¥(1,381)	¥313,480
(2) Intersegment ordinary income	52	—	52	(52)	—

Total	¥313,018	¥1,896	¥314,914	¥(1,433)	¥313,480

Segment profit	17,153	145	17,299	—	17,299
Segment assets	18,109,423	320,046	18,429,469	(39)	18,429,429
Segment liabilities	15,520,239	6,262	15,526,502	(39)	15,526,462
Other items
Depreciation and amortization	3,067	—	3,067	—	3,067
Interest income	226,708	1,809	228,518	(545)	227,973
Interest expense	135,362	545	135,908	(545)	135,363
Profits of equity method investments	1,483	—	1,483	—	1,483
Impairment losses on equity and other securities	2,526	—	2,526	—	2,526
Extraordinary income	4	—	4	—	4
Gain on disposal of noncurrent assets	4	—	4	—	4
Extraordinary loss	0	—	0	—	0
Loss on disposal of noncurrent assets	0	—	0	—	0
Income tax expenses	48	—	48	—	48
Equity method investments	33,754	—	33,754	—	33,754
Increase in Property, plant and equipment and Intangible assets	8,148	—	8,148	—	8,148
Reversal of allowance for loan losses	—	83	83	(83)	—
Provision of allowance for loan losses	131,076	—	131,076	(83)	130,992

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies. Adjustments for the difference represent adjustments related to the difference between ordinary income and Ordinary income disclosed in the consolidated statements of operations.
2.

Adjustments above are as described below.

 (1) Adjustments to ordinary income from customers, which is ¥1,381 million represent reclassification of accounts.

 (2) Other adjustments represent elimination of intersegment transactions.

Fiscal year ended March 31, 2023

	(In millions of yen)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	¥657,719	¥2,234	¥659,954	¥(30)	¥659,923
(2) Intersegment ordinary income	62	—	62	(62)	—

Total	¥657,782	¥2,234	¥660,016	¥(93)	¥659,923

Segment profit	155,621	964	156,585	—	156,585
Segment assets	19,826,521	331,398	20,157,920	(37)	20,157,883
Segment liabilities	17,202,608	5,917	17,208,526	(37)	17,208,488
Other items
Depreciation and amortization	3,445	—	3,445	—	3,445
Interest income	568,495	2,071	570,567	—	570,567
Interest expense	459,290	731	460,022	—	460,022
Profits of equity method investments	2,058	—	2,058	—	2,058
Impairment losses on equity and other securities	3,486	—	3,486	—	3,486
Extraordinary income	13	—	13	—	13
Gain on disposal of noncurrent assets	13	—	13	—	13
Extraordinary loss	0	—	0	—	0
Loss on disposal of noncurrent assets	0	—	0	—	0
Income tax expenses	13	—	13	—	13
Equity method investments	44,298	—	44,298	—	44,298
Increase in Property, plant and equipment and Intangible assets	4,240	—	4,240	—	4,240
Reversal of allowance for loan losses	19,194	158	19,352	—	19,352

Fiscal year ended March 31, 2023
	(In millions of U.S. dollars)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	$4,925	$17	$4,942	$(0)	$4,942
(2) Intersegment ordinary income	1	—	1	(1)	—

Total	$4,926	$17	$4,943	$(1)	$4,942

Segment profit	1,166	7	1,173	—	1,173
Segment assets	148,480	2,482	150,962	(1)	150,961
Segment liabilities	128,830	44	128,874	(1)	128,873
Other items
Depreciation and amortization	26	—	26	—	26
Interest income	4,257	16	4,273	—	4,273
Interest expense	3,440	5	3,445	—	3,445
Profits of equity method investments	15	—	15	—	15
Impairment losses on equity and other securities	26	—	26	—	26
Extraordinary income	0	—	0	—	0
Gain on disposal of noncurrent assets	0	—	0	—	0
Extraordinary loss	0	—	0	—	0
Loss on disposal of noncurrent assets	0	—	0	—	0
Income tax expenses	0	—	0	—	0
Equity method investments	332	—	332	—	332
Increase in Property, plant and equipment and Intangible assets	32	—	32	—	32
Reversal of allowance for loan losses	144	1	145	—	145

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies. Adjustments for the difference represent adjustments related to the difference between ordinary income and Ordinary income disclosed in the consolidated statements of operations.
2.

Adjustments above are as described below.

 (1) Adjustments to ordinary income from customers, which is ¥30 million ($0 million) represent reclassification of accounts.

 (2) Other adjustments represent elimination of intersegment transactions.

(d)	Related information

Fiscal year ended March 31, 2022

(i)	Information about services

The information about services is not presented since ordinary income from outside customers in relation to the loan, guarantee and equity participation operations is more than 90% of Ordinary income on the consolidated statements of operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	Asia/ Oceania	Europe/Middle East /Africa	North America/ Latin America	Total
¥40,979	¥117,972	¥106,269	¥48,259	¥313,480

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies.
	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

②	Property, plant and equipment

The information about property, plant and equipment is not presented since more than 90% of Property, plant equipment on the consolidated balance sheets is located in Japan.

(iii)	Information about major customers

The information about major customers is not presented since there are no transactions with a certain customer which result in more than 10% of Ordinary income on the consolidated statements of operations.

Fiscal year ended March 31, 2023

(i)	Information about services

The information about services is not presented since ordinary income from outside customers in relation to the loan, guarantee and equity participation operations is more than 90% of Ordinary income on the consolidated statements of operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	Asia/ Oceania	Europe/Middle East /Africa	North America/ Latin America	Total
¥189,758	¥191,701	¥158,509	¥119,954	¥659,923

(In millions of U.S. dollars)
Japan	Asia/ Oceania	Europe/Middle East /Africa	North America/ Latin America	Total
$1,421	$1,436	$1,187	$898	$4,942

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies.
	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

②	Property, plant and equipment

The information about property, plant and equipment is not presented since more than 90% of Property, plant equipment on the consolidated balance sheets is located in Japan.

(iii)	Information about major customers

The information about major customers is not presented since there are no transactions with a certain customer which result in more than 10% of Ordinary income on the consolidated statements of operations.

(e)	Information about impairment losses of property, plant and equipment in reportable segments

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(f)	Information about the amortization and balance of goodwill in reportable segments

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

(g)	Information about gains from the recognition of negative goodwill in reportable segments

Fiscal year ended March 31, 2022

Not applicable.

Fiscal year ended March 31, 2023

Not applicable.

24. Related-party information

1.	Related party transactions

(1)	Related party transactions with JBIC

(a)	Transactions with major shareholder

Fiscal year ended March 31, 2022

	(In millions of yen)
	Related party name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2022 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds	Capital subscription (Note 1)	¥60,000	—	¥—
							Receipt of funds (Note 2)	1,310,687	Borrowed money	7,554,208
							Repayment of borrowed money	926,306
							Payment of interest on borrowed money (Note 2)	21,107	Accrued expense	7,523
							Guarantee for corporate bonds (Note 3)	5,574,984	—	—

Notes	1.	Ministry of Finance subscribed new shares issued by JBIC through an allotment to the shareholder for ¥1 per share.

2.	Receipt of funds represents borrowings from the FILP special account and Foreign Exchange Funds Special Account (“FEFSA”). FILP interest rates are applied in accordance with the FILP agreement, while the interest rates under the respective agreements related to the FEFSA are applied to borrowings
		from foreign exchange funds.

	3.	No guarantee fee has been paid for the guarantee of bonds.

	4.	Figures in the table above do not include consumption taxes.

Fiscal year ended March 31, 2023

	(In millions of yen)
	Related party name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2023 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds	Capital subscription (Note 1)	¥85,000	—	¥—
							Receipt of funds (Note 2)	3,433,096	Borrowed money	8,513,677
							Repayment of borrowed money	2,999,052
							Payment of interest on borrowed money (Note 2)	186,843	Accrued expense	68,641
							Guarantee for corporate bonds (Note 3)	6,171,755	—	—
Fiscal year ended March 31, 2023
	(In millions of U.S. dollars)
	Related party name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2023 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds	Capital subscription (Note 1)	$637	—	$—
							Receipt of funds (Note 2)	25,710	Borrowed money	63,759
							Repayment of borrowed money	22,460
							Payment of interest on borrowed money (Note 2)	1,399	Accrued expenses	514
							Guarantee for corporate bonds (Note 3)	46,220	—	—

Notes	1.	Ministry of Finance subscribed new shares issued by JBIC through an allotment to the shareholder for ¥1 ($0.007) per share.

2.	Receipt of funds represents borrowings from the FILP special account and FEFSA. FILP interest rates are applied in accordance with the FILP
		agreement, while the interest rates under the respective agreements related to the FEFSA are applied to borrowings from foreign exchange funds.

	3.	No guarantee fee has been paid for the guarantee of bonds.

	4.	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and subsidiaries of any other associated companies

Fiscal year ended March 31, 2022

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2022
Entities that had the majority of their voting rights held by principal shareholder	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	¥8,310,588	Official development assistance	None	Joint obligor	Joint obligations	¥20,000 (Notes 1, 3)	—	¥—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	11,612,727	Finance	None	Joint obligor	Joint obligations	60,000 (Notes 2, 3)	—	—

Notes	1.	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with the provision of Article 4 (1) of Supplementary Provisions of the Japan International Cooperation Agency Act (Act No. 136 of 2002). Pursuant to Article 4 (2) hereof, all of JICA’s assets are pledged as general collateral for these joint obligations.

	2.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.

	3.	In relation to these joint obligations, no transactions are recognized in the consolidated statements of operations.

Fiscal year ended March 31, 2023

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2023
Entities that had the majority of their voting rights held by principal shareholder	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	¥8,357,429	Official development assistance	None	Joint obligor	Joint obligations	¥20,000 (Notes 1, 3)	—	¥—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	11,696,178	Finance	None	Joint obligor	Joint obligations	60,000 (Notes 2, 3)	—	—
Fiscal year ended March 31, 2023

	(In millions of U.S. dollars)
	Corporate name	Location	Capital	Business	Ratio to total voting rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2023
Entities that had the majority of their voting rights held by principal shareholder	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	$62,588	Official development assistance	None	Joint obligor	Joint obligations	$150 (Notes 1, 3)	—	$—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	87,592	Finance	None	Joint obligor	Joint obligations	449 (Notes 2, 3)	—	—

Notes	1.	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with the provision of Article 4 (1) of Supplementary Provisions of the Japan International Cooperation Agency Act (Act No. 136 of 2002). Pursuant to Article 4 (2) hereof, all of JICA’s assets are pledged as general collateral for these joint obligations.

	2.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.

	3.	In relation to these joint obligations, no transactions are recognized in the consolidated statements of operations.

(2)	Transactions between consolidated subsidiaries and related parties

Not applicable.

2.	Notes to the parent company or significant affiliates

(1)	Parent company information

Not applicable.

(2)	Condensed financial information of significant affiliates

Significant affiliates of JBIC are IFC Capitalization (Subordinated Debt) Fund, L.P. and IFC Capitalization (Equity) Fund, L.P in the current fiscal year. Their condensed financial information is as shown below:

	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Total assets	¥43,009	¥42,325	$317
Total liabilities	132	111	1
Total net assets	42,877	42,214	316

Gain on investment	2,136	2,945	22
Net income before income taxes	1,452	1,430	11
Net income	1,452	1,430	11

25. Amounts per share

Amounts per share as of and for the fiscal years ended March 31, 2022 and 2023 are calculated as follows:

	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In yen)	(In yen)	(In U.S. dollars)
Net assets per share of common stock	¥1.54	¥1.50	$0.01
Net income per share of common stock	0.00	0.08	0.00

Note	1.	Net income per share of common stock is based on the following information.

Diluted net income per share of common stock is not presented since there are no dilutive shares.

	For the year ended March 31, 2022	For the year ended March 31, 2023	For the year ended March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net income attributable to owner of parent	¥17,299	¥156,585	$1,173
Amount not attributable to common stock	—	—	—
Net income attributable to owner of parent related to common stock	17,299	156,585	1,173
Average number of outstanding shares of common stock (during the fiscal year)	1,815,279,452 thousand shares	1,875,663,013 thousand shares

Note	2.	Net assets per share of common stock is based on the following information.

	As of March 31, 2022	As of March 31, 2023	As of March 31, 2023
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net assets	¥2,902,967	¥2,949,394	$22,088
Deductions from net assets	350	283	2
(Non-controlling interests)	350	283	2
Net assets related to common stock	2,902,617	2,949,110	22,086
Year-end number of outstanding shares of common stock based on which net assets per share was calculated	1,873,800,000 thousand shares	1,958,800,000 thousand shares

26. Bonds payable

Bonds payable as of March 31, 2023 are as follows:

		(In millions of yen)
Name of company	Description of bonds payable	Date of issuance	Balance at the beginning of the current fiscal year		Balance at the end of the current fiscal year		Interest rate (%)	Collateral	Maturity date	Remarks
JBIC	Government guaranteed JBIC foreign bonds 4th, 9th, 10th, 12th , 13th , 15th, 17th, 19th, 24th, 25th, 28th, 29th, 31st, 32st, 34st - 57st	July 31, 2013 – February 15, 2023	5,574,984 (USD 45,222,492,000 (GBP 249,879,000	) )	6,171,755 [1,068,126 (USD 43,735,356,000 [USD 7,999,150,000 (GBP 249,907,000 (EUR 1,992,853,000	] ) ] ) )	0.375~4.375	General collateral	June 1, 2022 – April 15, 2031
	JBIC bonds 23rd	March 14, 2006	20,000		20,000		2.090	General collateral	December 19, 2025	*1
	Non-guaranteed JBIC domestic bonds 3rd	August 10, 2017	40,000		—		0.030	General collateral	June 20, 2022

	Total	—	¥5,634,984		¥6,191,755		—	—	—	—

		(In millions of U.S. dollars)
Name of company	Description of bonds payable	Date of issuance	Balance at the beginning of the current fiscal year		Balance at the end of the current fiscal year		Interest rate (%)	Collateral	Maturity date	Remarks
JBIC	Government guaranteed JBIC foreign bonds 4th, 9th, 10th, 12th , 13th , 15th, 17th, 19th, 24th, 25th, 28th, 29th, 31st, 32st, 34st - 57st	July 31, 2013 – February 15, 2023	41,751 (USD 45,222,492,000) (GBP 249,879,000)		46,220 [7,999] (USD 43,735,356,000) [USD 7,999,150,000] (GBP 249,907,000) (EUR 1,992,853,000)		0.375~4.375	General collateral	June 1, 2022 – April 15, 2031
	JBIC bonds 23rd	March 14, 2006	149		150		2.090	General collateral	December 19, 2025	*1
	Non-guaranteed JBIC domestic bonds 3rd	August 10, 2017	300				0.030	General collateral	June 20, 2022

	Total	—	$42,200		$46,370		—	—	—	—

Notes	1.	The amounts of foreign currency-denominated bonds are shown with original currencies in parentheses ( ).

	2.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

	3.	(*1)	JBIC assumed the obligations in respect of the JBIC bonds which had been issued by JBIC before JFC was established, and JBIC and JICA are jointly responsible for these obligations in accordance with the JBIC Act.

	4.	The redemption schedule of bonds payable for each of the next five years as of March 31, 2023 is as follows:

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Bonds payable	¥1,068,240	¥867,945	¥1,422,065	¥749,099	¥779,987

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Bonds payable	$8,000	$6,500	$10,650	$5,610	$5,841

27. Borrowings

Borrowings as of March 31, 2023 are as follows:

	Balance at the beginning of the current fiscal year (In millions of yen)	Balance at the beginning of the current fiscal year (In millions of U.S. dollars)	Balance at the end of the current fiscal year (In millions of yen)	Balance at the end of the current fiscal year (In millions of U.S. dollars)	Average interest rate (%)	Due date of payment
Borrowed money	¥7,554,208	$56,573	¥8,513,677	$63,759	3.74	—
Borrowings	7,554,208	56,573	8,513,677	63,759	3.74	May 2023 – February 2042
Other interest-bearing liabilities	18,610	139	30,860	231	(0.03)	—
Cash collateral received for financial instruments	18,610	139	30,860	231	(0.03)	—

Notes	1.	“Average interest rate” represents the weighted-average interest rates of debts calculated from “Interest rates” and “Balance at the end of the current fiscal year.”

	2.	There is no fixed maturity date for the repayment of Cash collateral received for financial instruments.

	3.	Maturities of borrowings for the next five years as of March 31, 2023 are as follows:

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	¥800,832	¥880,486	¥1,736,954	¥1,712,287	¥2,129,416

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	$5,997	$6,594	$13,008	$12,823	$15,947

28. Asset retirement obligations

This information is not presented because the amount of asset retirement obligations as of the beginning and end of the current fiscal year is equal to, or less than, one hundredth of the aggregated amount of Liabilities and Net assets as of the beginning and end of the current fiscal year.

29. Other

Not applicable.